Exhibit 99.1

MongoDB, Inc. Announces Third Quarter Fiscal 2019 Financial Results
Third Quarter Fiscal 2019 Total Revenue of $65.0 million, up 57% Year-over-Year
Over 8,300 Customers at October 31, 2018, up 69% Year-over-Year
MongoDB Atlas Revenue 22% of Total Q3 Revenue, up over 300% Year-over-Year

New York City, New York - December 4, 2018 - MongoDB, Inc. (NASDAQ: MDB), the leading modern, general purpose database platform, today announced its financial results for the third quarter ended October 31, 2018.
“MongoDB delivered terrific third quarter results that reflect our growing position as the modern database platform of choice,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB. “We are seeing strong demand internationally and from customers in traditionally conservative markets and industries, which reflects our opportunity to continue generating strong growth.”
Ittycheria added, “MongoDB Atlas, which now represents 22% of revenue, had another incredible quarter as customers embraced the ease of use and flexibility of a fully managed modern cloud database service. We also continue to extend the differentiation of our database platform with the recent release of MongoDB Mobile and enhancements to MongoDB Stitch, which enables developers to innovate much faster than they can on alternative platforms.”
Third Quarter Fiscal 2019 Financial Highlights

•
Revenue: Total revenue was $65.0 million, an increase of 57% year-over-year. Subscription revenue was $60.1 million, an increase of 59% year-over-year, and services revenue was $4.9 million, an increase of 36% year-over-year.

•	Gross Profit: Gross profit was $47.2 million, representing a 73% gross margin, consistent with the year-ago period. Non-GAAP gross profit was $48.1 million, representing a 74% non-GAAP gross margin.

•
Loss from Operations: Loss from operations was $29.1 million, compared to $24.1 million in the year-ago period. Non-GAAP loss from operations was $16.8 million, compared to $18.4 million in the year-ago period.

•
Net Loss: Net loss was $31.3 million, or $0.59 per share, based on 52.7 million weighted-average shares outstanding. This compares to $24.2 million, or $1.39 per share, based on 17.4 million weighted-average shares outstanding, in the year-ago period. Non-GAAP net loss was $16.0 million, or $0.30 per share, based on 52.7 million weighted-average shares outstanding. This compares to $18.5 million, or $0.44 per share, based on 41.7 million non-GAAP weighted-average shares outstanding, in the year-ago period.

•
Cash Flow: As of October 31, 2018, MongoDB had $522.7 million in cash, cash equivalents, short-term investments and restricted cash. During the three months ended October 31, 2018, MongoDB used $7.6 million of cash in operations and $2.1 million in capital expenditures, leading to negative free cash flow of $9.7 million, compared to negative free cash flow of $10.4 million in the year-ago period.

A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter Fiscal 2019 and Recent Business Highlights

•
Released several new products to give developers a uniform way to work with data wherever they need to, including the general availability of MongoDB Mobile and enhancements to the serverless platform, MongoDB Stitch. MongoDB Mobile allows developers to build faster and more responsive applications that can take advantage of the power of the document model for data held on the mobile device. The addition of Stitch Mobile Sync lets developers automatically synchronize data changes between data held locally on a mobile device and a backend database.

•
Acquired mLab, a pioneer in the database-as-a-service market. mLab has developed a strong reputation among developer-centric startup communities and has grown its business through a self-serve model. The acquisition of mLab is an attractive opportunity to continue to scale MongoDB Atlas and add deep technical and domain expertise to MongoDB.

•
Introduced the Server Side Public License, or SSPL, a new licensing model for open source development in the public cloud era. MongoDB is in a unique position because the company owns the full copyright of all underlying MongoDB database code, which gives it full control over the licensing of its software. MongoDB created this new license for Community Server to make explicit the conditions for providing MongoDB as a service.

Business Outlook
Based on information as of today, December 4, 2018, MongoDB is issuing the following financial guidance for the fourth quarter and full year fiscal 2019. Please note that our guidance includes the impact of mLab for the fourth quarter, which is expected to be approximately $5 million in revenue and neutral in terms of non-GAAP loss from operations and non-GAAP net loss per share.

	Fourth Quarter Fiscal 2019	Full Year Fiscal 2019
Revenue	$73.0 million to $74.0 million	$243.7 million to $244.7 million
Non-GAAP Loss from Operations	$(21.0) million to $(20.0) million	$(81.1) million to $(80.1) million
Non-GAAP Net Loss per Share	$(0.39) to $(0.38)	$(1.53) to $(1.52)
Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, December 4, 2018, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, dial 800-289-0438 (domestic) or 323-794-2423 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 8582961. A replay of the webcast will also be available for a limited time at https://investors.mongodb.com.

About MongoDB
MongoDB is the leading modern, general purpose database platform, designed to unleash the power of software and data for developers and the applications they build. Headquartered in New York, MongoDB has more than 8,300 customers in over 100 countries. The MongoDB database platform has been downloaded over 45 million times and there have been more than one million MongoDB University registrations.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the fourth fiscal quarter and full year fiscal 2019, our market opportunity, our go-to-market and growth strategies, the potential advantages of our new products and enhancements, our ability to expand our leadership position and drive revenue growth, and the anticipated benefits from our acquisition of mLab. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our limited operating history; our history of losses; failure of our database platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission (“SEC”) filings and reports, including our Annual Report on Form 10-K filed on March 30, 2018 and our Quarterly Report on Form 10-Q filed on September 7, 2018, as well as future filings and reports by us. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.
Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense. Non-GAAP loss from operations and non-GAAP net loss exclude stock-based compensation expense, accelerated charges associated with the New York City office move, acquisition costs associated with the purchase of mLab and, in the case of non-GAAP net loss, non-cash interest expense related to our convertible senior notes and change in fair value of warrant liability. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted, and for periods prior to and including the period in which we completed our initial public offering, giving effect to the conversion of preferred stock at the beginning of the period. MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which present similar non-GAAP financial measures to investors.
Free cash flow represents net cash used in operating activities less capital expenditures and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com

Media Relations
Mark Wheeler
MongoDB
866-237-8815 x7186
communications@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	October 31, 2018	January 31, 2018
Assets
Current assets:
Cash and cash equivalents	$139,490	$61,902
Short-term investments	382,681	217,072
Accounts receivable, net of allowance for doubtful accounts of $1,434 and $1,238 as of October 31, 2018 and January 31, 2018, respectively	37,497	46,872
Deferred commissions	19,143	11,820
Prepaid expenses and other current assets	8,653	5,884
Total current assets	587,464	343,550
Property and equipment, net	73,191	59,557
Goodwill	1,700	1,700
Acquired intangible assets, net	965	1,627
Deferred tax assets	701	326
Other assets	6,649	8,436
Total assets	$670,670	$415,196
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,942	$2,261
Accrued compensation and benefits	21,615	17,433
Other accrued liabilities	12,169	8,423
Deferred revenue	136,609	114,500
Total current liabilities	172,335	142,617
Deferred rent, non-current	2,183	925
Deferred tax liability, non-current	42	18
Deferred revenue, non-current	17,229	22,930
Convertible senior notes, net	213,692	—
Other liabilities, non-current	67,944	55,213
Total liabilities	473,425	221,703
Stockholders’ equity:
Class A common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of October 31, 2018 and January 31, 2018; 35,189,254 and 13,303,028 shares issued and outstanding as of October 31, 2018 and January 31, 2018, respectively	35	13
Class B common stock, par value of $0.001 per share; 100,000,000 shares authorized as of October 31, 2018 and January 31, 2018; 18,406,366 and 37,371,914 shares issued as of October 31, 2018 and January 31, 2018, respectively; 18,306,995 and 37,272,543 shares outstanding as of October 31, 2018 and January 31, 2018, respectively	18	38
Additional paid-in capital	734,381	638,680
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of October 31, 2018 and January 31, 2018	(1,319)	(1,319)
Accumulated other comprehensive loss	(380)	(159)
Accumulated deficit	(535,490)	(443,760)
Total stockholders’ equity	197,245	193,493
Total liabilities and stockholders’ equity	$670,670	$415,196

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Revenue:
Subscription	$60,090	$37,885	$157,588	$99,603
Services	4,895	3,603	13,109	9,875
Total revenue	64,985	41,488	170,697	109,478
Cost of revenue(1):
Subscription	13,248	7,904	35,434	21,669
Services	4,510	3,167	12,567	8,789
Total cost of revenue	17,758	11,071	48,001	30,458
Gross profit	47,227	30,417	122,696	79,020
Operating expenses:
Sales and marketing(1)	38,116	28,050	109,885	77,087
Research and development(1)	23,179	16,588	63,254	45,414
General and administrative(1)	14,986	9,829	38,467	26,533
Total operating expenses	76,281	54,467	211,606	149,034
Loss from operations	(29,054)	(24,050)	(88,910)	(70,014)
Other income (loss), net	(2,299)	170	(2,140)	846
Loss before provision for income taxes	(31,353)	(23,880)	(91,050)	(69,168)
Provision (benefit) for income taxes	(33)	336	680	817
Net loss	$(31,320)	$(24,216)	$(91,730)	$(69,985)
Net loss per share, basic and diluted	$(0.59)	$(1.39)	$(1.78)	$(4.74)
Weighted-average shares used to compute net loss per share, basic and diluted	52,702,526	17,421,642	51,431,021	14,749,500

(1)	Includes stock‑based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Cost of revenue—subscription	$555	$183	$1,403	$503
Cost of revenue—services	335	123	800	292
Sales and marketing	3,090	1,704	7,437	4,400
Research and development	3,131	1,505	8,241	4,072
General and administrative	3,153	2,184	8,969	5,799
Total stock‑based compensation expense	$10,264	$5,699	$26,850	$15,066

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Cash flows from operating activities
Net loss	$(31,320)	$(24,216)	$(91,730)	$(69,985)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,711	929	3,334	2,789
Stock-based compensation	10,264	5,695	26,850	15,066
Amortization of debt discount and issuance costs	3,139	—	4,233	—
Non-cash interest on office financing lease	659	—	659	—
Deferred income taxes	(398)	101	(351)	163
Change in fair value of warrant liability	—	—	—	(101)
Change in operating assets and liabilities:
Accounts receivable	1,238	(3,007)	9,267	(4,653)
Prepaid expenses and other current assets	(2,108)	822	(4,018)	(2,120)
Deferred commissions	(4,194)	(1,848)	(5,514)	(2,217)
Other long-term assets	(79)	(36)	(33)	(670)
Accounts payable	229	675	(165)	687
Deferred rent	341	(275)	1,258	(85)
Accrued liabilities	5,227	918	7,184	2,163
Deferred revenue	7,683	9,942	16,517	21,794
Net cash used in operating activities	(7,608)	(10,300)	(32,509)	(37,169)
Cash flows from investing activities
Purchases of property and equipment	(2,137)	(88)	(3,698)	(1,714)
Proceeds from maturities of marketable securities	88,000	10,000	206,000	74,230
Purchases of marketable securities	(69,269)	(4,125)	(369,736)	(72,879)
Net cash provided by (used in) investing activities	16,594	5,787	(167,434)	(363)
Cash flows from financing activities
Proceeds from exercise of stock options, including early exercised stock options	9,525	2,217	17,631	8,201
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	—	—	5,626	—
Repurchase of early exercised stock options	(18)	(75)	(327)	(149)
Proceeds from borrowings on convertible senior notes, net of issuance costs	(2,016)	—	291,145	—
Payment for purchase of capped calls	—	—	(37,086)	—
Proceeds from tenant allowance related to build to suit lease	257	—	633	—
Proceeds from the IPO, net of underwriting discounts and commissions	—	205,494	—	205,494
Proceeds from exercise of redeemable convertible preferred stock warrants	—	—	—	1
Payment of initial public offering costs	—	(1,167)	—	(2,344)
Net cash provided by financing activities	7,748	206,469	277,622	211,203
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(18)	22	(101)	182
Net increase in cash, cash equivalents, and restricted cash	16,716	201,978	77,578	173,853
Cash, cash equivalents, and restricted cash, beginning of period	123,289	41,287	62,427	69,412
Cash, cash equivalents, and restricted cash, end of period	$140,005	$243,265	$140,005	$243,265

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$47,227	$30,417	$122,696	$79,020
Gross margin (Gross profit/Total revenue) on a GAAP basis	73%	73%	72%	72%
Add back:
Stock-based compensation expense: Cost of Revenue—Subscription	555	183	1,403	503
Stock-based compensation expense: Cost of Revenue—Services	335	123	800	292
Non-GAAP gross profit	$48,117	$30,723	$124,899	$79,815
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	74%	74%	73%	73%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(29,054)	$(24,050)	$(88,910)	$(70,014)
Add back:
Stock-based compensation expense	10,264	5,699	26,850	15,066
Accelerated charges associated with the New York City office move	$1,450	$—	$1,450	$—
Acquisition costs	$510	$—	$510	$—
Non-GAAP loss from operations	$(16,830)	$(18,351)	$(60,100)	$(54,948)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(31,320)	$(24,216)	$(91,730)	$(69,985)
Add back:
Stock-based compensation expense	10,264	5,699	26,850	15,066
Accelerated charges associated with the New York City office move	1,450	—	1,450	—
Acquisition costs	510	—	510	—
Non-cash interest expense related to convertible senior notes	3,139	—	4,233	—
Change in fair value of warrant liability	–	—	—	(101)
Non-GAAP net loss	$(15,957)	$(18,517)	$(58,687)	$(55,020)

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net loss per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(0.59)	$(1.39)	$(1.78)	$(4.74)
Add back:
Stock-based compensation expense	0.19	0.33	0.52	1.02
Accelerated charges associated with the New York City office move	0.03	—	0.03	—
Acquisition costs	0.01	—	0.01	—
Non-cash interest expense related to convertible senior notes	0.06	—	0.08	—
Change in fair value of warrant liability	—	—	—	(0.01)
Impact of additional weighted-average shares giving effect to conversion of preferred stock at the beginning of the period	—	0.62	—	2.38
Non-GAAP net loss per share, basic and diluted	$(0.30)	$(0.44)	$(1.14)	$(1.35)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Reconciliation of GAAP weighted-average shares outstanding, basic and diluted, to non-GAAP weighted-average shares outstanding, basic and diluted, used to compute net loss per share:
Weighted-average shares used to compute net loss per share, basic and diluted, on a GAAP basis	52,702,526	17,421,642	51,431,021	14,749,500
Add back:
Additional weighted-average shares giving effect to conversion of preferred stock at the beginning of the period	—	24,316,192	—	26,045,352
Non-GAAP weighted-average shares used to compute net loss per share, basic and diluted	52,702,526	41,737,834	51,431,021	40,794,852

The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Net cash used in operating activities	$(7,608)	$(10,300)	$(32,509)	$(37,169)
Capital expenditures	(2,137)	(88)	(3,698)	(1,714)
Capitalized software	—	—	—	—
Free cash flow	$(9,745)	$(10,388)	$(36,207)	$(38,883)